Exhibit 10.3

FIRST AMENDMENT TO

THIRD AMENDED AND RESTATED ADVISORY AGREEMENT

This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED ADVISORY AGREEMENT is entered into as of July 19, 2018, by and among American Finance Trust, Inc. (f/k/a American Realty Capital Trust V, Inc.) (the “Company”), American Finance Operating Partnership, L.P. (f/k/a American Realty Capital Operating Partnership V, L.P.) (the “Operating Partnership”) and American Finance Advisors, LLC (f/k/a American Realty Capital Advisors V, LLC) (the “Advisor”).

RECITALS

WHEREAS, the Company, the Operating Partnership and the Advisor entered into that certain Third Amended and Restated Advisory Agreement, dated as of September 6, 2016 (as may be amended, modified or supplemented from time to time, the “Advisory Agreement”);

WHEREAS, the Nominating and Corporate Governance Committee (the “NGC”) of the Board of Directors (the “Board”) of the Company reviewed the the implementation of the Company’s current Board-approved business strategy of a diversified net lease portfolio with a retail focus (the “Current Strategy”), which differs substantially from the proposed hybrid mortgage and net lease focus at the time the Second Amended and Restated Advisory Agreement was executed in 2015;

WHEREAS, upon completion of its review of the implementation Current Strategy, the NGC recommended to the Board that the Company amend certain provisions of the Advisory agreement in order to further align the Advisor with the Company’s shareholders by incentiviging growth through the continued implementation of the Current Strategy; and

WHEREAS, based on the recommendation of the NGC and the approval of the Board, the Company, the Operating Partnership and the Advisor desire to make certain amendments to the Advisory Agreement.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment to Section 1 of the Advisory Agreement. The definition of “Adjusted Outstanding Shares” set forth in Section 1 of the Advisory Agreement is hereby replaced in its entirety with the following:

““Adjusted Outstanding Shares” means, for the applicable period, the diluted weighted-average shares of Common Stock outstanding computed in accordance with GAAP during such period, excluding any equity based awards that are subject to performance metrics that are not currently achieved.”

2.	Amendment to Section 10(f) of the Advisory Agreement. Section 10(f) of the Advisory Agreement is hereby replaced in its entirety with the following:

“(f) Variable Management Fee. The Company shall pay the Advisor a Variable Management Fee, payable quarterly in arrears, in an amount equal to (i) the product of (A) the Adjusted Outstanding Shares for the calendar quarter multiplied by (B) 15% multiplied by (C) the excess of Core Earnings Per Adjusted Share for the previous 3-month period over $0.275, plus (ii) the product of (X) the Adjusted Outstanding Shares for the calendar quarter multiplied by (Y) 10% multiplied by (Z) the excess of Core Earnings Per Adjusted Share for the previous 3-month period over $0.3125.”

3.	Miscellaneous. Except as expressly modified by this Amendment, the terms, covenants and conditions of the Advisory Agreement shall remain in full force and effect. Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to such terms in the Advisory Agreement. Signatures on this Amendment which are transmitted electronically shall be valid for all purposes, however any party shall deliver an original signature of this Amendment to the other party upon request.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this agreement as of the date first set forth above.

AMERICAN FINANCE TRUST, INC.

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr. Title: Chief Executive Officer and President

AMERICAN FINANCE OPERATING PARTNERSHIP, L.P.

By:	American Finance Trust, Inc.,
its General Partner

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr. Title: Chief Executive Officer and President

AMERICAN FINANCE ADVISORS, LLC

By:	American Finance Special Limited Partner, LLC,
its sole member

By:	AR Global Investments, LLC,
its managing member

By:	/s/ Michael Anderson
Name: Michael Anderson Title: Authorized Signatory